Exhibit 99.1
CRITEO REPORTS FIRST QUARTER 2023 RESULTS

Q1 Activated Media Spend Up 37%
Continued Momentum in Retail Media with 200 Retailers
Reiterates Full Year 2023 Outlook

NEW YORK - May 3, 2023 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the commerce media company, today announced financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights:

The following table summarizes our consolidated financial results for the three months ended March 31, 2023:

	Three Months Ended
	March 31,
	2023	2022	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$445	$511	(13)%
Gross Profit	$182	$184	(1)%
Net Income (loss)	$(12)	$21	NM
Gross Profit margin	41%	36%	5ppt
Diluted EPS	$(0.20)	$0.32	NM
Cash from operating activities	$42	$75	(44)%
Cash and cash equivalents	$306	$589	(48)%

Non-GAAP Results[1]
Contribution ex-TAC	$221	$217	2%
Contribution ex-TAC margin	50%	42%	8ppt
Adjusted EBITDA	$39	$63	(38)%
Adjusted diluted EPS	$0.46	$0.53	(13)%
Free Cash Flow (FCF)	$9	$69	(87)%
FCF / Adjusted EBITDA	23%	110%	(87)ppt

“Notwithstanding the near-term macro-economic challenges, we're firing on all cylinders to execute on our transformation and capitalize on the significant growth opportunity ahead of us,” said Megan Clarken, Chief Executive Officer of Criteo. “We have built a highly scalable Commerce Media platform, and are on track to achieve our business ambitions.”

Operating Highlights

•We acquired Brandcrush to accelerate our Retail Media solutions and provide a holistic omnichannel monetization platform globally.
•Retail Media Contribution ex-TAC grew 22% year-over-year at constant currency2 and same-retailer Contribution ex-TAC3 retention for Retail Media was 122%.
•We expanded our platform adoption with large retailers, including Rite Aid, ASOS and Sundrug.
•Marketing Solutions Contribution ex-TAC was down 10% year-over-year at constant currency2.
•Criteo's activated media spend4, including Iponweb, was over $3.5 billion in the last 12 months and $0.8 billion in Q1, growing 37% at constant currency2.
•We deployed $51 million of capital for share repurchases in Q1.
•We appointed Rik van der Kooi as an observer to the Board and nominated Rik for election to the Board at the 2023 Annual Meeting of Shareholders.

___________________________________________________
1 Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.2 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
3 Same-client profitability or Contribution ex-TAC is the profitability or Contribution ex-TAC generated by clients that were live with us in a given quarter and are still live with us the same quarter in the following year.
4 Activated media spend is defined as the sum of our Marketing Solutions revenue, the media spend activated on behalf of our Retail Media clients, and the media spend activated by Iponweb.

Financial Summary

Revenue for Q1 2023 was $445 million, gross profit was $182 million and Contribution ex-TAC was $221 million. Net loss for Q1 was $12 million, or $0.20 per share on a diluted basis. Adjusted EBITDA for Q1 was $39 million, resulting in an adjusted diluted EPS of $0.46. As reported, revenue for Q1 decreased by 13%, gross profit decreased 1% and Contribution ex-TAC increased by 2%. At constant currency, revenue for Q1 decreased by 9% and Contribution ex-TAC increased by 6%. Cash flow from operating activities was $42 million in Q1 and Free Cash Flow was $9 million in Q1. As of March 31, 2023, we had $338 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “Our growth investments are paying off as we continue to win new Retail Media clients. We are off to a solid start in 2023 with top-line growth and strong focus on driving organizational efficiencies, as we navigate a challenging macro-economic environment while executing on our company transformation to create long-term shareholder value.”

First Quarter 2023 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased by 13% year-over-year in Q1 2023, or 9% at constant currency, to $445 million (Q1 2022: $511 million). Gross profit decreased by 1% year-over-year in Q1 2023 to $182 million (Q1 2022: $184 million). Gross profit as a percentage of revenue, or gross profit margin, was 41% (Q1 2022: 36%). Contribution ex-TAC in the first quarter increased 2% year-over-year, or increased 6% at constant currency, to $221 million (Q1 2022: $217 million). Contribution ex-TAC as a percentage of revenue, or Contribution ex-TAC margin, was 50% (Q1 2022: 42%), up 800 basis points year-over-year, largely driven by Retail Media and the acceleration of our client transition to the Company's platform.

•Marketing Solutions revenue decreased 18%, or decreased 14% at constant currency, and Marketing Solutions Contribution ex-TAC decreased 15%, or decreased 10% at constant currency, driven by a slowdown in Retail, anticipated signal loss impacts and the suspension of the Company's operations in Russia, partially offset by strength in Travel.
•Retail Media revenue decreased 19%, or 18% at constant currency, reflecting the impact related to the client migration to the Company's platform. Retail Media Contribution ex-TAC increased 21%, or 22% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.
•Iponweb revenue reflects three months of contribution following the closing of the acquisition on August 1, 2022.

Net Income (Loss) and Adjusted Net Income

Net loss was $12 million in Q1 2023 (Q1 2022: net income of $21 million). In the course of the first quarter 2023, we incurred $9 million in restructuring related and transformation costs. Net loss allocated to shareholders of Criteo was $12 million, or $0.20 per share on a diluted basis (Q1 2022: net income available to shareholders of $21 million, or $0.32 per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $28 million, or $0.46 per share on a diluted basis (Q1 2022: $34 million, or $0.53 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $39 million, above the Company's guidance, representing a decrease of 38% year-over-year (Q1 2022: $63 million). This reflects dilution from our acquisition of Iponweb and targeted growth investments, partially offset by higher Contribution ex-TAC over the period and planned cost reduction actions. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 18% (Q1 2022: 29%).

Operating expenses increased 31% year-over-year to $205 million (Q1 2022: $156 million), mostly driven by higher headcount-related expense from planned investments, equity awards compensation expense, and operating costs from our acquisition of Iponweb, balanced with cost reduction actions. Non-GAAP operating expenses increased by 14% or $18 million, to $155 million (Q1 2022: $136 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities decreased 44% year-over-year to $42 million in Q1 2023 (Q1 2022: $75 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, decreased to $9 million in Q1 2023 (Q1 2022: $69 million).

Cash and cash equivalents, and marketable securities, decreased $36 million compared to December 31, 2022 to $338 million, after spending approximately $51 million on share repurchases in Q1.

As of March 31, 2023, the Company had total financial liquidity of approximately $814 million, including its cash position, marketable securities, revolving credit facility and treasury shares reserved for M&A.

2023 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of May 3, 2023, amidst an uncertain macro-economic backdrop.

Fiscal year 2023 guidance:
•High single-digit to low double-digit growth in Contribution ex-TAC at constant currency, including the contribution from our Iponweb acquisition
•Adjusted EBITDA margin of approximately 28% of Contribution ex-TAC

Second quarter 2023 guidance:
•Contribution ex-TAC between $228 million and $234 million, or year-over-year growth at constant-currency of +8% to +10%, including the contribution from our Iponweb acquisition
•Adjusted EBITDA between $46 million and $50 million

The above guidance for the second quarter and fiscal year ending December 31, 2023 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.929, a U.S. dollar-Japanese Yen rate of 133, a U.S. dollar-British pound rate of 0.819, a U.S. dollar-Korean Won rate of 1,282 and a U.S. dollar-Brazilian real rate of 5.22.

The above guidance assumes that no additional acquisitions are completed during the second quarter of 2023 or the fiscal year ended December 31, 2023.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, certain acquisition costs and a loss contingency related to a regulatory matter. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related assets, certain restructuring, integration and transformation costs, certain acquisition costs, a loss contingency related to a regulatory matter, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, certain acquisition and integration costs, and a loss contingency related to a regulatory matter. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending March 31, 2023 and the year ending December 31, 2023, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, including the successful integration of our acquisitions of Iponweb and Brandcrush, uncertainty regarding international growth and expansion (including related to changes in a specific country's or region's political or economic conditions), the impact of the invasion of Ukraine by Russia (including resulting sanctions), the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 24, 2023, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and rising interest rates in the U.S. could have, an impact on Criteo's business, financial condition, cash flow and results of operations.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, May 3, 2023, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 855 209 8212
•International:            +1 412 317 0788
•France                080-510-2319

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects thousands of marketers and media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, m.dambre@criteo.com

Criteo Public Relations
Jessica Meyers, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$305,662	$348,200
Trade receivables, net of allowances of $50.5 million and $47.8 million at March 31, 2023 and December 31, 2022, respectively	545,840	708,949
Income taxes	28,008	23,609
Other taxes	91,354	78,274
Other current assets	58,116	51,866
Restricted cash - current	75,001	25,000
Marketable securities - current portion	21,168	25,098
Total current assets	1,125,149	1,260,996
Property, plant and equipment, net	146,211	131,207
Intangible assets, net	179,877	175,983
Goodwill	522,788	515,140
Right of Use Asset - operating lease	107,749	102,176
Restricted cash - non current	—	75,000
Marketable securities - non current portion	10,875	—
Non-current financial assets	4,542	5,928
Other non-current assets	50,000	50,818
Deferred tax assets	44,296	31,646
Total non-current assets	1,066,338	1,087,898
Total assets	$2,191,487	$2,348,894

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$602,180	$742,918
Contingencies - current portion	67,149	65,759
Income taxes	16,815	13,037
Financial liabilities - current portion	4,208	219
Lease liability - operating - current portion	33,287	31,003
Other taxes	60,294	58,031
Employee - related payables	99,616	85,569
Other current liabilities	109,367	83,457
Total current liabilities	992,916	1,079,993
Deferred tax liabilities	3,877	3,463
Defined benefit plans	4,138	3,708
Financial liabilities - non current portion	76	74
Lease liability - operating - non current portion	80,762	77,536
Contingencies - non current portion	33,244	33,788
Other non-current liabilities	26,285	69,226
Total non-current liabilities	148,382	187,795
Total liabilities	1,141,298	1,267,788
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 63,316,696 and 63,248,728 shares authorized, issued and outstanding at March 31, 2023 and December 31, 2022, respectively.	2,081	2,079
Treasury stock, 7,323,153 and 5,985,104 shares at cost as of March 31, 2023 and December 31, 2022, respectively.	(211,400)	(174,293)
Additional paid-in capital	760,397	734,492
Accumulated other comprehensive income (loss)	(85,415)	(91,890)
Retained earnings	551,922	577,653
Equity - attributable to shareholders of Criteo S.A.	1,017,585	1,048,041
Non-controlling interests	32,604	33,065
Total equity	1,050,189	1,081,106
Total equity and liabilities	$2,191,487	$2,348,894

CRITEO S.A.
Consolidated Statement of Operations
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended
	March 31,
	2023	2022	YoY Change

Revenue	$445,016	$510,567	(13)%

Cost of revenue
Traffic acquisition cost	(224,398)	(293,650)	(24)%
Other cost of revenue	(39,109)	(32,893)	19%

Gross profit	181,509	184,024	(1)%

Operating expenses:
Research and development expenses	(63,590)	(34,027)	87%
Sales and operations expenses	(101,242)	(88,999)	14%
General and administrative expenses	(40,170)	(33,336)	21%
Total Operating expenses	(205,002)	(156,362)	31%
Income from operations	(23,493)	27,662	NM
Financial and Other income (expense)	6,827	4,030	69%
Income (loss) before taxes	(16,666)	31,692	NM
Provision for income taxes	4,595	(10,414)	NM
Net Income (loss)	$(12,071)	$21,278	NM

Net income (loss) available to shareholders of Criteo S.A.	$(11,809)	$20,587	NM
Net income (loss) available to non-controlling interests	$(262)	$691	NM

Weighted average shares outstanding used in computing per share amounts:
Basic	56,256,082	60,738,299
Diluted	60,494,827	63,613,550

Net income (loss) allocated to shareholders per share:
Basic	$(0.21)	$0.34	NM
Diluted	$(0.20)	$0.32	NM

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2023	2022	YoY Change
Net income (loss)	$(12,071)	$21,278	NM
Non-cash and non-operating items	31,947	34,726	(8)%
- Amortization and provisions	27,311	26,611	3%
- Equity awards compensation expense (1)	25,168	9,489	NM
- Net (gain) or loss on disposal of non-current assets	(8,790)	9	NM
- Change in deferred taxes	(12,297)	2,868	NM
- Change in income taxes	(137)	(432)	(68)%
- Other	692	(3,819)	NM
Changes in working capital related to operating activities	22,088	18,926	17%
- (Increase) / Decrease in trade receivables	164,120	92,738	77%
- Increase / (Decrease) in trade payables	(145,011)	(49,672)	NM
- (Increase) / Decrease in other current assets	(13,594)	(18,947)	(28)%
- Increase / (Decrease) in other current liabilities	16,666	(3,182)	NM
- Change in operating lease liabilities and right of use assets	(93)	(2,011)	(95)%
CASH FROM OPERATING ACTIVITIES	41,964	74,930	(44)%
Acquisition of intangible assets, property, plant and equipment	(37,195)	(10,857)	NM
Change in accounts payable related to intangible assets, property, plant and equipment	3,976	5,293	(25)%
Payment for business, net of cash acquired	(6,500)	—	NM
Proceeds from disposition of investment	9,625	—	NM
Change in other non-current financial assets	(6,008)	22,489	NM
CASH USED FOR INVESTING ACTIVITIES	(36,102)	16,925	NM
Proceeds from borrowings under line-of-credit agreement	—	78,513	NM
Repayment of borrowings	—	(78,513)	NM
Proceeds from exercise of stock options	1,266	271	NM
Repurchase of treasury stocks	(51,030)	(8,304)	NM
Change in other financial liabilities	—	6,666	NM
Cash payment for contingent consideration	(22,025)	—	NM
Other	(428)	—	NM
CASH USED FOR FINANCING ACTIVITIES	(72,217)	(1,367)	NM
Effect of exchange rates changes on cash and cash equivalents	(1,182)	(16,673)	(93)%
Net increase (decrease) in cash and cash equivalents	(67,537)	73,815	NM
Net cash and cash equivalents at beginning of period	448,200	515,527	(13)%
Net cash and cash equivalents and restricted cash at end of period	$380,663	$589,342	(35)%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(7,900)	$(7,978)	(1)%
Cash paid for interest	$(616)	$(365)	69%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $25.2 million and $9.0 million of equity awards compensation expense for the quarters ended March 31, 2023 and 2022

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2023	2022	YoY Change

CASH FROM OPERATING ACTIVITIES	$41,964	$74,930	(44)%
Acquisition of intangible assets, property, plant and equipment	(37,195)	(10,857)	NM
Change in accounts payable related to intangible assets, property, plant and equipment	3,976	5,293	(25)%
FREE CASH FLOW (1)	$8,745	$69,366	(87)%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2023	2022	YoY Change

Gross Profit	181,509	184,024	(1)%

Other Cost of Revenue	39,109	32,893	19%

Contribution ex-TAC (1)	$220,618	$216,917	2%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
Segment	2023	2022	YoY Change	YoY Change at Constant Currency (3)
Revenue
Marketing Solutions	$381,907	$463,888	(18)%	(14)%
Retail Media (2)	38,021	46,679	(19)%	(18)%
Iponweb	25,088	—	N/A	N/A
Total	445,016	510,567	(13)%	(9)%

Contribution ex-TAC
Marketing Solutions	158,178	186,088	(15)%	(10)%
Retail Media (2)	37,352	30,829	21%	22%
Iponweb	25,088	—	N/A	N/A
Total (1)	$220,618	$216,917	2%	6%

(1) Refer to the Non-GAAP Financial Measures section of this filing for a definition of the Non-GAAP metric.

(2) The Retail Media Platform, introduced in June 2020, is a strategic building block of Criteo’s Commerce Media Platform and is reported under the retail media segment. It is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions were accounted for on a gross basis. Most clients using Criteo’s legacy Retail Media solutions transitioned to this platform by the end of 2022. During the transition period, Revenue declined but Contribution ex-TAC margin increased. Contribution ex-TAC was not impacted by this transition.

(3) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2023	2022	YoY Change
Net income (loss)	$(12,071)	$21,278	NM
Adjustments:
Financial (Income) expense	(6,606)	(4,030)	64%
Provision for income taxes	(4,595)	10,414	NM
Equity awards compensation expense	26,065	9,490	NM
Pension service costs	176	275	(36)%
Depreciation and amortization expense	25,320	22,144	14%
Acquisition-related costs	832	2,544	(67)%
Restructuring, integration and transformation costs (1)	9,602	710	NM
Total net adjustments	50,794	41,547	22%
Adjusted EBITDA (2)	$38,723	$62,825	(38)%

(1) For the three and nine months ended March 31, 2023 and March 31, 2022, respectively, the Company recognized restructuring, integration and transformation costs following its new organizational structure implemented to support its Commerce Media Platform strategy:

	Three Months Ended
	March 31,
	2023	2022
(Gain) from forfeitures of share-based compensation awards	(897)	—
Facilities related costs	618	533
Payroll related (gain) costs	9,631	—
Integration and transformation costs	250	177
Total restructuring, integration and transformation costs	$9,602	$710
(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2023	2022	YoY Change
Research and Development expenses	$(63,590)	$(34,027)	87%
Equity awards compensation expense	16,336	3,967	NM
Depreciation and Amortization expense	10,326	3,293	NM
Pension service costs	92	142	(35)%
Acquisition-related costs	404	—	NM
Restructuring, integration and transformation costs	874	9	NM
Non GAAP - Research and Development expenses	(35,558)	(26,616)	34%
Sales and Operations expenses	(101,242)	(88,999)	14%
Equity awards compensation expense	4,740	2,568	85%
Depreciation and Amortization expense	2,816	3,609	(22)%
Pension service costs	28	40	(30)%
Restructuring, integration and transformation costs	4,734	456	NM
Non GAAP - Sales and Operations expenses	(88,924)	(82,326)	8%
General and Administrative expenses	(40,170)	(33,336)	21%
Equity awards compensation expense	4,989	2,955	69%
Depreciation and Amortization expense	520	610	(15)%
Pension service costs	56	93	(40)%
Acquisition-related costs	428	—	NM
Restructuring, integration and transformation costs	3,994	245	NM
Non GAAP - General and Administrative expenses	(30,183)	(29,433)	3%
Total Operating expenses	(205,002)	(156,362)	31.1%
Equity awards compensation expense	26,065	9,490	NM
Depreciation and Amortization expense	13,662	7,512	82%
Pension service costs	176	275	(36)%
Acquisition-related costs	832	2,544	(67)%
Restructuring, integration and transformation costs	9,602	701	NM
Total Non GAAP Operating expenses (1)	$(154,665)	$(135,831)	14%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income (Loss)
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended
	March 31,
	2023	2022	YoY Change

Net income (loss)	$(12,071)	$21,278	NM
Adjustments:
Equity awards compensation expense	26,065	9,490	NM
Amortization of acquisition-related intangible assets	8,533	3,708	NM
Acquisition-related costs	832	2,544	(67)%
Restructuring, integration and transformation costs	9,602	710	NM
Tax impact of the above adjustments (1)	(4,949)	(3,956)	25%
Total net adjustments	40,083	12,496	NM
Adjusted net income(2)	$28,012	$33,774	(17)%

Weighted average shares outstanding
- Basic	56,256,082	60,738,299
- Diluted	60,494,827	63,613,550

Adjusted net income per share
- Basic	$0.50	$0.56	(11)%
- Diluted	$0.46	$0.53	(13)%

(1) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2023	2022	YoY Change

Gross Profit as reported	$181,509	$184,024	(1)%

Other cost of revenue as reported	(39,109)	(32,893)	19%

Contribution ex-TAC as reported(2)	220,618	216,917	2%
Conversion impact U.S. dollar/other currencies	9,939	—
Contribution ex-TAC at constant currency	230,557	216,917	6%
Contribution ex-TAC(2)/Revenue as reported	50%	42%

Traffic acquisition costs as reported	(224,398)	(293,650)	(24)%
Conversion impact U.S. dollar/other currencies	(8,518)	—
Traffic acquisition costs at constant currency	(232,916)	(293,650)	(21)%

Revenue as reported	445,016	510,567	(13)%
Conversion impact U.S. dollar/other currencies	18,457	—
Revenue at constant currency	$463,473	$510,567	(9)%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Information on Share Count
(unaudited)

	Three Months Ended
	2023	2022
Shares outstanding as at January 1,	57,263,524	60,675,474
Weighted average number of shares issued during the period	(1,007,442)	62,825
Basic number of shares - Basic EPS basis	56,256,082	60,738,299
Dilutive effect of share options, warrants, employee warrants - Treasury method	4,238,745	2,875,251
Diluted number of shares - Diluted EPS basis	60,494,827	63,613,550

Shares issued as March 31, before Treasury stocks	63,316,696	65,905,394
Treasury stock as of March 31,	(7,323,153)	(5,327,644)
Shares outstanding as of March 31, after Treasury stocks	55,993,543	60,577,750
Total dilutive effect of share options, warrants, employee warrants	9,709,019	6,361,622
Fully diluted shares as at March 31,	65,702,562	66,939,372

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020

Clients	(0.5)%	(1.6)%	18,679	18,990	19,008	18,911	18,764	N/A	N/A	N/A	N/A	N/A

Revenue	(13)%	(21)%	445,016	564,425	446,921	495,090	510,567	653,267	508,580	551,311	541,077	661,282
Americas	(3)%	(33)%	188,288	281,806	201,274	213,340	194,847	287,270	204,428	221,227	203,900	312,817
EMEA	(17)%	(13)%	160,214	185,125	150,915	176,867	193,954	234,559	188,354	209,303	212,096	232,137
APAC	(21)%	(1)%	96,514	97,494	94,732	104,883	121,766	131,438	115,798	120,781	125,081	116,328

Revenue	(13)%	(21)%	445,016	564,425	446,921	495,090	510,567	653,267	508,580	551,311	541,077	661,282
Marketing Solutions	(18)%	(19)%	381,907	470,918	387,288	440,423	463,888	577,962	458,622	487,465	483,190	543,262
Retail Media (2)	(19)%	(36)%	38,021	59,801	41,170	54,667	46,679	75,305	49,958	63,846	57,887	118,020
Iponweb	N/A	(26)%	25,088	33,706	18,463	—	—	—	—	—	—	—

TAC	(24)%	(20)%	(224,398)	(281,021)	(233,543)	(280,565)	(293,650)	(377,076)	(297,619)	(331,078)	(327,667)	(408,108)
Marketing Solutions	(19)%	(20)%	(223,729)	(278,302)	(229,266)	(262,454)	(277,800)	(349,584)	(276,498)	(294,132)	(290,873)	(324,017)
Retail Media (2)	(96)%	(75)%	(669)	(2,719)	(4,277)	(18,111)	(15,850)	(27,492)	(21,121)	(36,946)	(36,794)	(84,091)
Iponweb	N/A	N/A	—	—	—	—	—	—	—	—	—	—

Contribution ex-TAC (1)	2%	(22)%	220,618	283,404	213,378	214,525	216,917	276,191	210,961	220,233	213,410	253,174
Marketing Solutions	(15)%	(18)%	158,178	192,616	158,022	177,969	186,088	228,378	182,124	193,333	192,317	219,245
Retail Media (2)	21%	(35)%	37,352	57,082	36,893	36,556	30,829	47,813	28,837	26,900	21,093	33,929
Iponweb	N/A	(26)%	25,088	33,706	18,463	—	—	—	—	—	—	—

Cash flow from operating activities	(44)%	(67)%	41,964	125,455	41,628	13,972	74,930	66,012	51,179	26,360	77,362	44,080

Capital expenditures	497%	129%	33,219	14,522	20,307	15,452	5,564	10,145	15,957	13,128	13,780	22,302

Capital expenditures/Revenue	6ppt	4ppt	7%	3%	5%	3%	1%	2%	3%	2%	3%	3%

Net cash position	(35)%	(15)%	380,663	448,200	407,323	562,546	589,343	515,527	497,458	489,521	520,060	488,011

Headcount	24%	(2)%	3,636	3,716	3,537	3,146	2,939	2,781	2,658	2,572	2,532	2,594

Days Sales Outstanding (days - end of month)	—	3 days	74	71	78	76	74	65	70	66	64	56

Client Count Methodology

We streamlined our client count methodology in Q1 2023. Our new client count is based on unique billing accounts while our previous methodology included clients from whom we have received a signed contract or an insertion order.

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

(2) The Retail Media Platform, introduced in June 2020, is a strategic building block of Criteo’s Commerce Media Platform and is reported under the retail media segment. It is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions were accounted for on a gross basis. Most clients using Criteo’s legacy Retail Media solutions transitioned to this platform by the end of 2022. During the transition period, Revenue declined but Contribution ex-TAC margin increased. Contribution ex-TAC was not impacted by this transition.